UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 1, 2012


                            IMPACT EXPLORATIONS INC.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-54666                   27-1614533
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

     78 York Street, London, England                               W1H 1DP
(Address of principal executive offices)                         (Zip Code)

      Registrant's telephone number, including area code +44 207 681 1620

                                       n/a
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER ITEMS

On October 1, 2012, our board of directors approved an agreement and plan of merger to merge with and into our wholly-owned subsidiary Americas Diamond Corp., a Nevada corporation, to effect a name change from Impact Explorations Inc. to Americas Diamond Corp. Americas Diamond Corp. was formed solely for the change of name.

In addition to the name change, our board of directors approved to effect a five
(5) new for one (1) old forward stock split of our authorized, issued and outstanding shares of common stock. Upon effect of the forward stock split, our authorized capital will be increased from 75,000,000 to 375,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 6,000,000 to 30,000,000, all with a par value of $0.001.

These amendments are currently under review with the Financial Industry Regulatory Authority ("FINRA"). We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPACT EXPLORATIONS INC.


/s/ Daniel Martinez
---------------------------------
Daniel Martinez
President and Director

Date: October 4, 2012


                                       2